Exhibit 99.1

Zedge Announces Fourth Quarter and Full Year Fiscal 2017 Results

New York, NY & Trondheim, Norway – October 18, 2017: Zedge, Inc. (NYSE American:ZDGE) today announced results for the fourth quarter and full fiscal year 2017, the three and twelve months ended July 31, 2017.

Fourth Quarter and Full FY 2017 Operational and Financial Highlights

(Results are for the 4th quarter and full FY 2017 compared to the 4th quarter and full FY 2016 respectively, unless otherwise noted)

■	MAU (Monthly Active Users) for the last 30 days of the quarter increased 1.9% to 31.7 million from 31.1 million in the comparable period of 2016, even as Q4 continued the shift in our user base to emerging markets from more well-developed countries. We have begun to see a reversal of the trend in Q1 of fiscal 2018;

■	Total installs at July 31, 2017 increased 26.5% to 273.7 million from 216.4 million at July 31, 2016;

■	Quarterly revenue increased 3.9% to $2.547 million from $2.452 million;

■	Average revenue per MAU derived from our apps (ARPMAU) increased for the third consecutive quarter, rising 2.4% sequentially to $0.0255 from $0.0249;

■	Full year revenue decreased 9.7% to $10.0 million compared to $11.1 million;

■	Loss from operations during the 4th quarter of FY 2017 was $264 thousand compared to loss from operations of $771 thousand;

■	Full year loss from operations was $683 thousand compared to income from operations of $1.173 million;

■	Net loss per diluted share of $0.02 in the 4th quarter of FY 2017 compared to net loss per diluted share of $0.08;

■	Full year diluted loss per share of $0.06 compared to diluted EPS of $0.11;

■	Zedge Marketplace expected to launch in late 2017;

■	Instituting cost cutting initiatives expected to yield $1.5 - $2.0 million annually, ex-Freeform. Some of these savings will be used for initial funding of the Zedge Marketplace initiative.

Management Remarks

“Zedge remains exceptionally committed to investing resources in activities that will increase revenues, expand our user base, improve frequency of use and retention while also managing our costs,” said Tom Arnoy, CEO.

“Although Q4 was generally flat when compared to the year ago quarter and to Q3 of FY ’17, our targeted focus is starting to bear fruit as we are witnessing improved fundamentals, across revenue, engagement and user growth, in the current quarter. Furthermore, we have undertaken a set of cost cutting initiatives, including a modest workforce reduction, reconfiguring key infrastructure for better efficiency and lower cost, and instituting tighter discretionary spending controls. We expect these actions to deliver $1.5 - $2.0 million in annual savings. Additionally, Jonathan Reich and I have opted to take voluntary salary cuts as a part of our commitment to manage the company for sustained, long term, growth.

“With the Freeform acquihire behind us, later this year we plan on rolling out the Zedge Marketplace where artists will sell their digital creations and help us in growing our user base, introducing new revenue streams and improving engagement. Initial funding for this promising endeavor will come from the savings that we generate from the cost cutting steps we are implementing.”

Jonathan Reich, CFO and COO of Zedge, said, “During fiscal 2017, we invested in several key infrastructure projects and product enhancements that are now starting to pay off allowing us to simultaneously scale our business and cut costs. We accomplished the Freeform transaction with a structure that provides a manageable risk profile for an initiative designed to drive new user growth and revenue contribution and will only pay the full price if success is achieved. We will continue to look at organic and creative ways to grow our user base, expand revenue, contain costs and unlock value.”

2

Financial Results by Quarter (in thousands of USD)

Zedge, Inc.’s FY 2017 audit by its independent auditors is not fully completed.

	Q4 FY ’17	Q4 FY ’16	DELTA	% Change	Q4 FY ’17	Q3 FY ’17	DELTA	% Change	FY ’17	FY ’16	DELTA	% Change
Revenue	$2,547	$2,452	$95	3.9%	$2,547	$2,530	$17	0.7%	$10,031	$11,113	$(1,082)	-9.7%
Direct Cost of Revenue	$381	$367	$14	3.8%	$381	$406	$(25)	-6.2%	$1,567	$1,299	$268	20.6%
Total SG&A	$2,247	$2,439	$(192)	-7.9%	$2,247	$2,151	$96	4.5%	$8,468	$7,755	$713	9.2%
Depreciation & Amortization	$156	$135	$21	15.6%	$156	$166	$(10)	-6.0%	$643	$605	$38	6.3%
Write Off of Software / Tech Development	$27	$281	$(254)	-90.4%	$27	$0	$27		$36	$281	$(245)	-87.2%
(Loss)/Income from Operations	$(264)	$(771)	$507	-65.8%	$(264)	$(193)	$(71)	36.8%	$(683)	$1,173	$(1,856)	-158.2%
Net (Loss)/Gain from FX & Other	$60	$(17)	$77	-452.9%	$60	$(46)	$106	-230.4%	$56	$(47)	$103	-219.1%
(Benefit From)/Provision For Income Taxes	$(4)	$(9)	$5	-55.6%	$(4)	$0	$(4)		$16	$(143)	$159	-111.2%
Net (Loss)/Income	$(208)	$(780)	$572	-73.3%	$(208)	$(239)	$31	-13.0%	$(611)	$983	$(1,594)	-162.2%
Diluted (Loss)/Earnings Per Share	$(0.02)	$(0.08)	$0.06	-75.0%	$(0.02)	$(0.02)	$0.00	0.0%	$(0.06)	$0.11	$(0.17)	-154.5%

MAU (Million)	31.7	31.1	0.6	1.9%	31.7	31.7	0.0	0.0%	31.7	31.1	0.6	1.9%
Total Installs (Million)	273.7	216.4	57.3	26.5%	273.7	260.4	13.3	5.1%	273.7	216.4	57.3	26.5%
ARPMAU	$0.0255	$0.0244	$0.0011	4.5%	$0.0255	$0.0249	$0.0006	2.4%	$0.0244	$0.0269	$(0.0025)	-9.3%

3

Earnings Announcement and Supplemental Information

Zedge will host a conference call at 5:00 PM ET today, October 18th, beginning with management’s discussion of results, outlook and strategy followed by Q&A with investors.

To participate in the call, please dial toll-free 1-888-317-6003 (from the U.S.) or 1-412-317-6061 (outside the U.S.) at least five minutes before the 5:00 PM Eastern start, ask for the Zedge earnings conference call, and enter the conference ID: 7596341

The conference call will also be webcast and can be accessed both live and for three months following the call through this URL: http://services.choruscall.com/links/zdge171018C8rjqToL.html

Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

About Zedge

Zedge is a content platform, and global leader in smartphone personalization, with more than 273 million app installs and 32 million monthly active users. People use Zedge to make their smartphones more personal; to express their emotions, tastes and interests using wallpapers, icons, widgets, ringtones and more. The Zedge platform enables brands, artists and creators to share their smartphone personalization content with their fans in order to extend their reach, reinforce their message and gain valuable insight into how customers interact with their content.

Contact:

Jonathan Reich

ir@zedge.net

4

ZEDGE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

July 31,	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,580	$5,978
Trade accounts receivable, net of allowance for doubtful accounts of $0 at July 31, 2017 and 2016	1,712	1,668
Prepaid expenses	315	210
Other current assets	427	107
TOTAL CURRENT ASSETS	7,034	7,963
Property and equipment, net	2,678	1,843
Goodwill	2,518	2,361
Other assets	301	266
TOTAL ASSETS	$12,531	$12,433
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$33	$36
Accrued expenses	1,840	1,487
Deferred revenue	—	15
Due to IDT Corporation	36	299
TOTAL CURRENT LIABILITIES	1,909	1,837
TOTAL LIABILITIES	1,909	1,837
Commitments and contingencies (Note 8)
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; authorized shares—2,400; no shares issued	—	—
Class A common stock; $0.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2017 and 2016	5	5
Class B common stock; $0.01 par value; authorized shares—40,000; 9,123 and 8,819 shares issued and outstanding at July 31, 2017 and 2016, respectively	91	88
Additional paid-in capital	21,446	21,045
Accumulated other comprehensive loss	(584)	(817)
Accumulated deficit	(10,336)	(9,725)
TOTAL STOCKHOLDERS’ EQUITY	10,622	10,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,531	$12,433

5

ZEDGE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)

Year ended July 31,	2017	2016
REVENUES	$10,031	$11,113
COSTS AND EXPENSES:
Direct cost of revenue (exclusive of amortization of capitalized software and technology development costs included below)	1,567	1,299
Selling, general and administrative	8,468	7,755
Depreciation and amortization	643	605
Write-off of capitalized software and technology development costs	36	281
(LOSS) INCOME FROM OPERATIONS	(683)	1,173
Interest and other income	19	2
Net gain (loss) resulting from foreign exchange transactions	37	(49)
(LOSS) INCOME BEFORE INCOME TAXES	(627)	1,126
Benefit from (provision for) income taxes	16	(143)
NET (LOSS) INCOME	(611)	983
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	233	(162)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	233	(162)
TOTAL COMPREHENSIVE (LOSS) INCOME	$(378)	$821

(Loss) earnings per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.06)	$0.12
Diluted	$(0.06)	$0.11

Weighted-average number of shares used in calculation of (loss) earnings per share:
Basic	9,467	8,346
Diluted	9,467	9,279

6

ZEDGE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

Year ended July 31,	2017	2016
OPERATING ACTIVITIES
Net (loss) income	$(611)	$983
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	643	605
Deferred income taxes	(28)	(26)
Write-off of capitalized software and technology development costs	36	281
Stock-based compensation	275	166
Change in assets and liabilities:
Trade accounts receivable	(45)	(46)
Prepaid expenses and other current assets	(481)	(94)
Other assets	(8)	(7)
Trade accounts payable and accrued expenses	400	39
Due to IDT Corporation	(263)	(70)
Deferred revenue	(15)	11
Net cash (used in) provided by operating activities	(97)	1,842
INVESTING ACTIVITIES
Capitalized software and technology development costs and purchase of equipment	(1,506)	(1,006)
Net cash used in investing activities	(1,506)	(1,006)
FINANCING ACTIVITIES
Proceeds from exercise of stock options	166	9
Sale of equity prior to the Spin-Off	—	3,000
Net cash provided by financing activities	166	3,009
Effect of exchange rates on cash and cash equivalents	39	(37)
Net (decrease) increase in cash and cash equivalents	(1,398)	3,808
Cash and cash equivalents at beginning of year	5,978	2,170
Cash and cash equivalents at end of year	$4,580	$5,978

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$—	$112
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Receivable for exercise of stock options	$—	$56
Reclassification of mezzanine equity	—	$100

7